Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                            August 10, 2010
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended July 3, 2010 and July 4, 2009, in thousands of dollars except share and per share amounts.

                                   Three Months Ended        Six Months Ended
                                    July 3,    July 4,      July 3,     July 4,
                                     2010       2009         2010        2009

Net sales                        $1,048,463  $  869,830  $2,068,739  $1,787,398


Net earnings attributable to
 Seaboard                        $   77,604  $   26,919  $  140,382  $   42,892

Net earnings per common share    $    63.21  $    21.76  $   114.02  $    34.64

Average number of shares
 outstanding                      1,227,628   1,237,010   1,231,207   1,238,126




Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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